Exhibit 99.1

INVESTOR CONTACT:	FOR IMMEDIATE RELEASE MEDIA CONTACT:
Frank Morgan	Harlow Sumerford
615-344-2688	615-344-1851

HCA Healthcare Reports First Quarter 2022 Results

Revises 2022 Guidance

Nashville, Tenn., April 22, 2022 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the first quarter ended March 31, 2022.

Key first quarter metrics (all percentage changes compare 1Q 2022 to 1Q 2021 unless otherwise noted):

•	Revenues totaled $14.945 billion

•	Net income attributable to HCA Healthcare, Inc. totaled $1.273 billion, or $4.14 per diluted share

•	Adjusted EBITDA totaled $2.944 billion

•	Cash flows from operating activities totaled $1.345 billion

•	Same facility admissions increased 2.1 percent and same facility equivalent admissions increased 5.0 percent

“As always, our colleagues and physicians continued to show-up and deliver on our promise to provide high quality care to our patients,” said Sam Hazen, Chief Executive Officer of HCA Healthcare. “I want to thank them for their commitment and hard work as we hopefully exit the COVID-19 pandemic. In the first quarter, we had a number of positive volume and revenue indicators. Unfortunately, they were offset by higher than expected inflationary pressures on labor costs.”

Revenues in the first quarter of 2022 increased to $14.945 billion, compared to $13.977 billion in the first quarter of 2021. Net income attributable to HCA Healthcare, Inc. totaled $1.273 billion, or $4.14 per diluted share, compared to $1.423 billion, or $4.14 per diluted share, in the first quarter of 2021. Results for the first quarter of 2022 included gains on sales of facilities of $10 million, or $0.02 per diluted share. In March 2022, the state of Texas received approval from the Centers for Medicare and Medicaid Services to implement its proposed directed payment program effective for the current program year that began September 1, 2021. Revenues for the first quarter of 2022 include approximately $244 million related to this program for the period September through December 2021. Other operating expenses include approximately $90 million from provider tax assessments related to the same period in 2021.

For the first quarter of 2022, Adjusted EBITDA totaled $2.944 billion, compared to $3.052 billion in the first quarter of 2021. Adjusted EBITDA is a non-GAAP financial measure. A table providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

Same facility admissions increased 2.1 percent and same facility equivalent admissions increased 5.0 percent in the first quarter of 2022, compared to the prior year period. Same facility emergency room visits increased 14.6 percent in the first quarter of 2022, compared to the prior year period. Same facility inpatient surgeries increased 0.8 percent while same facility outpatient surgeries increased 6.8 percent in the first quarter of 2022 compared to the same period of 2021. Same facility revenue per equivalent admission increased 2.7 percent in the first quarter of 2022, compared to the first quarter of 2021.

Balance Sheet and Cash Flows from Operations

As of March 31, 2022, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $2.371 billion, total debt of $37.696 billion, and total assets of $52.208 billion. During the first quarter of 2022, capital expenditures totaled $861 million, excluding acquisitions. Cash flows provided by operating activities in the first quarter totaled $1.345 billion, compared to $1.988 billion in the first quarter of 2021.

During the first quarter of 2022, the Company repurchased 8.375 million shares of its common stock at a cost of $2.101 billion. The Company had $6.485 billion remaining under its repurchase authorization as of March 31, 2022. As of March 31, 2022, the Company had $6.435 billion of availability under its credit facilities.

Dividend

HCA today announced that its Board of Directors declared a quarterly cash dividend of $0.56 per share on the Company’s common stock. The dividend will be paid on June 30, 2022 to stockholders of record at the close of business on June 16, 2022.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions. Future dividends are expected to be funded by cash balances and future cash flows from operations.

2022 Revised Guidance

The 2022 guidance ranges for the year have been revised from our fourth quarter release as follows:

	Previous 2022 Guidance Range as of January 27, 2022	2022 Guidance Range as of April 22, 2022
Revenues	$60.0 to $62.0 billion	$59.5 to $61.5 billion
Net Income Attributable to HCA Healthcare, Inc.	$5.550 to $5.835 billion	$4.950 to $5.340 billion
Adjusted EBITDA	$12.55 to $13.05 billion	$11.8 to $12.4 billion
EPS (diluted)	$18.40 to $19.20 per diluted share	$16.40 to $17.60 per diluted share

The Company’s 2022 guidance contains a number of assumptions, including, among others, the Company’s current expectations regarding the impact of the COVID-19 pandemic and related government legislation, labor cost and inflation and excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claims costs and impairment of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Earnings Conference Call

HCA Healthcare will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed through the Company’s Investor Relations web page at https://investor.hcahealthcare.com/events-and-presentations/default.aspx.

About the Company

As of March 31, 2022, HCA operated 182 hospitals and approximately 2,300 ambulatory sites of care, including surgery centers, freestanding emergency rooms, urgent care centers and physician clinics, in 20 states and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2022, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) developments related to COVID-19, including, without limitation, the length and severity of the pandemic and the spread of virus strains with new epidemiological characteristics; the volume of canceled or rescheduled procedures and the volume of COVID-19 patients cared for across our health systems; measures we are taking to respond to the COVID-19 pandemic; the impact and terms of government and administrative regulation and stimulus and relief measures (including the Families First Coronavirus Response Act, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, the Paycheck Protection Program and Health Care Enhancement Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021 (“ARPA”) and other enacted and potential future legislation) and whether various stimulus and relief programs continue or new similar programs are enacted in the future; changes in revenues due to declining patient volumes, changes in payer mix and deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients); potential increased expenses related to labor, supply chain or other expenditures; workforce disruptions, including the impact of any current or future vaccine mandates; supply shortages and disruptions; and the timing, availability and adoption of effective medical treatments and vaccines (including boosters), (2) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financial perspective, (3) the impact of current and future federal and state health reform initiatives and possible changes to other federal, state or local laws and regulations affecting the health care industry, including but not limited to, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), and the effects of additional changes to the Affordable Care Act, its implementation, or interpretation (including through executive orders and court challenges), and proposals to expand coverage of federally-funded insurance programs as an alternative to private insurance or establish a single-payer system (such reforms often referred to as “Medicare for All”), and also including any such laws or governmental regulations which are adopted in response to the COVID-19 pandemic, (4) the effects related to the implementation of sequestration spending reductions required under the Budget Control Act of 2011, related legislation extending these reductions and those required under the Pay-As-You-Go Act of 2010 (“PAYGO Act”) as a result of the federal budget deficit impact of the ARPA, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (5) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (6) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (7) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (8) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (9) the highly competitive nature of the health care business, (10) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (11) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (12) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (13) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (14) changes in accounting practices, (15) changes in general economic conditions nationally and regionally in our markets, including inflation and economic and business conditions (and the impact thereof on the economy, financial markets and banking industry) resulting from the COVID-19 pandemic, (16) the emergence of and effects related to other pandemics, epidemics and infectious diseases, (17) future divestitures which may result in charges and possible impairments of long-lived assets, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (21) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (22) the impact of potential cybersecurity incidents or security breaches, (23) our ongoing ability to demonstrate meaningful use of certified electronic health record (“EHR”) technology and the impact of interoperability requirements, (24) the impact of natural disasters, such as hurricanes and floods, or similar events beyond our control, (25) changes in U.S. federal, state, or foreign tax laws including interpretive guidance that may be issued by taxing authorities or other standard setting bodies, and (26) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA Healthcare” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

First Quarter

Unaudited

(Dollars in millions, except per share amounts)

	2022		2021
	Amount	Ratio	Amount	Ratio
Revenues	$14,945	100.0%	$13,977	100.0%

Salaries and benefits	6,939	46.4	6,301	45.1
Supplies	2,321	15.5	2,224	15.9
Other operating expenses	2,752	18.5	2,421	17.4
Equity in earnings of affiliates	(11)	(0.1)	(21)	(0.2)
Depreciation and amortization	732	5.0	697	5.0
Interest expense	408	2.7	384	2.7
Gains on sales of facilities	(10)	(0.1)	(2)	—

	13,131	87.9	12,004	85.9

Income before income taxes	1,814	12.1	1,973	14.1

Provision for income taxes	349	2.3	393	2.8

Net income	1,465	9.8	1,580	11.3

Net income attributable to noncontrolling interests	192	1.3	157	1.1

Net income attributable to HCA Healthcare, Inc.	$1,273	8.5	$1,423	10.2

Diluted earnings per share	$4.14		$4.14

Shares used in computing diluted earnings per share (millions)	307.374		343.321

Comprehensive income attributable to HCA Healthcare, Inc.	$1,230		$1,434

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$2,371	$1,451
Accounts receivable	8,520	8,095
Inventories	2,003	1,986
Other	2,112	2,010

	15,006	13,542

Property and equipment, at cost	52,042	51,350
Accumulated depreciation	(27,814)	(27,287)

	24,228	24,063

Investments of insurance subsidiaries	408	438
Investments in and advances to affiliates	441	448
Goodwill and other intangible assets	9,525	9,540
Right-of-use operating lease assets	2,138	2,113
Other	462	598

	$52,208	$50,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,010	$4,111
Accrued salaries	1,865	1,912
Other accrued expenses	3,157	3,322
Long-term debt due within one year	1,486	237

	10,518	9,582

Long-term debt, less debt issuance costs and discounts of $323 and $248	36,210	34,342
Professional liability risks	1,508	1,514
Right-of-use operating lease obligations	1,790	1,755
Income taxes and other liabilities	1,768	2,060

Stockholders’ equity:
Stockholders’ deficit attributable to HCA Healthcare, Inc.	(2,033)	(933)
Noncontrolling interests	2,447	2,422

	414	1,489

	$52,208	$50,742

HCA Healthcare, Inc.

Condensed Consolidated Statements of Cash Flows

First Quarter

Unaudited

(Dollars in millions)

	2022	2021
Cash flows from operating activities:
Net income	$1,465	$1,580
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease in cash from operating assets and liabilities:
Accounts receivable	(427)	(371)
Inventories and other assets	(121)	(85)
Accounts payable and accrued expenses	(771)	(371)
Depreciation and amortization	732	697
Income taxes	346	406
Gains on sales of facilities	(10)	(2)
Amortization of debt issuance costs and discounts	7	8
Share-based compensation	86	97
Other	38	29

Net cash provided by operating activities	1,345	1,988

Cash flows from investing activities:
Purchase of property and equipment	(861)	(654)
Acquisition of hospitals and health care entities	(2)	(22)
Sales of hospitals and health care entities	14	20
Change in investments	10	(2)
Other	(6)	9

Net cash used in investing activities	(845)	(649)

Cash flows from financing activities:
Issuances of long-term debt	5,966	—
Net change in revolving credit facilities	(2,780)	80
Repayment of long-term debt	(66)	(47)
Distributions to noncontrolling interests	(171)	(234)
Payment of debt issuance costs	(49)	—
Payment of dividends	(177)	(169)
Repurchase of common stock	(2,101)	(1,527)
Other	(197)	(207)

Net cash provided by (used in) financing activities	425	(2,104)

Effect of exchange rate changes on cash and cash equivalents	(5)	2

Change in cash and cash equivalents	920	(763)

Cash and cash equivalents at beginning of period	1,451	1,793

Cash and cash equivalents at end of period	$2,371	$1,030

Interest payments	$408	$375

Income tax payments (refunds), net	$3	$(13)

HCA Healthcare, Inc.

Operating Statistics

	First Quarter
	2022	2021
Operations:
Number of Hospitals	182	186
Number of Freestanding Outpatient Surgery Centers*	124	121
Licensed Beds at End of Period	48,892	49,561
Weighted Average Beds in Service	41,818	42,363
Reported:
Admissions	506,956	506,380
% Change	0.1%
Equivalent Admissions	859,290	832,489
% Change	3.2%
Revenue per Equivalent Admission	$17,392	$16,789
% Change	3.6%
Inpatient Revenue per Admission	$17,694	$17,090
% Change	3.5%
Patient Days	2,681,718	2,671,041
% Change	0.4%
Equivalent Patient Days	4,545,512	4,391,191
% Change	3.5%
Inpatient Surgery Cases	126,880	127,590
% Change	-0.6%
Outpatient Surgery Cases	247,421	231,228
% Change	7.0%
Emergency Room Visits	2,056,389	1,841,778
% Change	11.7%
Outpatient Revenues as a Percentage of Patient Revenues	37.4%	35.8%
Average Length of Stay (days)	5.290	5.275
Occupancy (weighted average beds in service)	71.3%	70.1%
Same Facility:
Admissions	503,068	492,940
% Change	2.1%
Equivalent Admissions	849,682	808,915
% Change	5.0%
Revenue per Equivalent Admission	$17,367	$16,916
% Change	2.7%
Inpatient Revenue per Admission	$17,727	$17,172
% Change	3.2%
Inpatient Surgery Cases	125,995	125,024
% Change	0.8%
Outpatient Surgery Cases	240,718	225,439
% Change	6.8%
Emergency Room Visits	2,034,692	1,775,884
% Change	14.6%

*	Excludes freestanding endoscopy centers (21 centers at both March 31, 2022 and March 31, 2021).

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	First Quarter
	2022	2021
Revenues	$14,945	$13,977

Net income attributable to HCA Healthcare, Inc.	$1,273	$1,423
Gains on sales of facilities (net of tax)	(8)	(1)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities (a)	1,265	1,422
Depreciation and amortization	732	697
Interest expense	408	384
Provision for income taxes	347	392
Net income attributable to noncontrolling interests	192	157

Adjusted EBITDA (a)	$2,944	$3,052

Adjusted EBITDA margin (a)	19.7%	21.8%
Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$4.14	$4.14
Gains on sales of facilities	(0.02)	—

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities (a)	$4.12	$4.14

Shares used in computing diluted earnings per share (millions)	307.374	343.321

(a)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2022 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending
	December 31, 2022
	Low	High
Revenues	$59,500	$61,500

Net income attributable to HCA Healthcare, Inc. (a)	$4,950	$5,340
Depreciation and amortization	2,980	3,020
Interest expense	1,690	1,710
Provision for income taxes	1,470	1,580
Net income attributable to noncontrolling interests	710	750

Adjusted EBITDA (a) (b)	$11,800	$12,400

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$16.40	$17.60
Shares used in computing diluted earnings per share (millions)	303.000	303.000

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)

The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)

Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.